Research Frontiers to Present at Upcoming Craig-Hallum Alpha Select Investor Conference

WOODBURY, NY -- (September 8, 2015) - Research Frontiers Inc. (REFR), today announced that its CEO, Joseph Harary will present at the 6th Annual Craig-Hallum Alpha Select Conference on Thursday, September 17th at 8:00 am ET in New York.

Craig-Hallum Alpha Select Conference
Date: Thursday, September 17, 2015
Location: Convene Conference Center (730 3rd Avenue, New York, NY)
Presentation: Flatiron room, 18th floor at 8:00am ET
Webcast link: http://wsw.com/webcast/ch5/refr

The presentation will be webcast live and archived on Research Frontiers investor relations website at www.SmartGlass-IR.com for 180 days following the conference date.

Registration is mandatory and for Craig-Hallum clients only.

About Research Frontiers
Research Frontiers is the developer of SPD-Smart light-control technology which allows users to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. Research Frontiers has built an infrastructure of over 40 licensed companies that collectively are capable of serving the growing global demand for smart glass products in automobiles, homes, buildings, museums, aircraft and boats. For more information, please visit our website at www.SmartGlass.com, and on Facebook, Twitter, LinkedIn and YouTube.

Forward Looking Statements
From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. "SPD-Smart" and "SPD-SmartGlass" are trademarks of Research Frontiers Inc.

Contact:
Seth L. Van Voorhees
Chief Financial Officer
Research Frontiers Inc.
+1-516-364-1902
Info@SmartGlass.com